UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2016

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 21, 2016, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) adopted the Company’s Variable Pay Plan for fiscal year 2017 (the “2017 VPP”) under which the majority of the Company’s employees, including some of the Company’s named executive officers (“NEOs”), have the opportunity to earn incentive bonuses based upon semi-annual performance metrics.

Under the 2017 VPP, actual cash incentive payments awarded under the VPP will range from 0% to 150% of an eligible employee’s target incentive opportunity (“TIO”) depending on (1) the achievement by the applicable business segments of operating income objectives compared to the Company’s annual operating plan (“AOP”), (2) the achievement of objectives set by the Company’s leadership team and (3) the achievement of individual objectives. Payments under the 2017 VPP will be measured and paid semi-annually.

Employees will be classified as NSE, OSP or Shared Services for purposes of determining the first component of VPP achievement. Employees classified as either NSE or OSP will have their achievement determined by the extent to which the applicable segment outperforms the AOP for that segment. Employees classified as Shared Services will have their achievement determined by the extent to which the Company outperforms its AOP.

The terms under which Oleg Khaykin, the Company’s Chief Executive Officer, participates in the 2017 VPP are governed by the Employment Agreement dated January 28, 2016, between the Company and Mr. Khaykin (the “Khaykin Agreement”), which was described in the Current Report on Form 8-K filed by the Company on February 2, 2016. Pursuant to the Khaykin Agreement, Mr. Khaykin’s target bonus will equal 100% of his base salary for fiscal year 2017. If he achieves certain revenue and operating income objectives, Mr. Khaykin’s actual bonus ranged from 100% of target to 150% of target. In addition to setting the revenue and income objectives for fiscal year 2017, the Board revised the possible range of Mr. Khaykin’s actual bonus from 50% of target to 150% of target if certain performance objectives are met.

Amar Maletira, the Company’s Chief Financial Officer, will participate in the 2017 VPP as a Shared Services Employee. Paul McNab, the Company’s Executive Vice President, Chief Marketing and Strategy Officer, will participate in the 2017 VPP as an NSE employee.

The TIOs for the Company’s NEOs remain unchanged from fiscal 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

June 27, 2016